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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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July 31, 2025

Mark Advent

Chief Executive Officer

Buffalo Chip Global Inc.

1100 Brickell Bay Drive, Suite 66E

Miami, Florida 33131

Re: Buffalo Chip Global Inc.

Dear Mr. Advent:

In connection with the Regulation A offering of Class C Common Stock for Buffalo Chip Global Inc. dated August 1, 2025, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Class C Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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